SCHEDULE 13D

EXHIBIT C

CERTAIN INFORMATION REGARDING DIRECTORS AND EXECUTIVE

OFFICERS OF PHARMSYNTHEZ AND SYNBIO

Set forth below are the names, positions with Pharmsynthez, business addresses and principal occupations of the directors and executive officers of Pharmsynthez.

Name	Principal Occupation or Employment	Business Address	Nature of Business	Citizenship
Genkin Dmitriy Dmitrievich	Chairman of the Board of Directors at Pharmsynthez	25 liter “ ” Ulitsa Krasnogo Kursanta, St Petersburg, Russia, 197110	Pharmacology	Russian

Indrek Kasela, Member of the Board of Directors	Member of the Supervisory Board at EPhaG AS	19 Viru, Tallinn, Estonia, 10113	Pharmacology	Estonian

Gorelik Steven Yaroslav, Member of the Board of Directors	Member of the Supervisory Board at EPhaG AS	19 Viru, Tallinn, Estonia, 10113	Pharmacology	USA

Knyazev Roman Sergeevich, Member of the Board of Directors	Investment Director at LLC “Managing Company “Rusnano”	10A Prospekt 60- letiya Oktyabrya, Moscow, Russia, 117036	Nanotechnology	Russian

Shpichko Olga Yurevna, Member of the Board of Directors	Managing Investment Director at LLC “Managing Company “Rusnano”	10A Prospekt 60- letiya Oktyabrya, Moscow, Russia, 117036	Nanotechnology	Russian

Kolosov Dmitriy Yurevich, Member of the Board of Directors	Deputy Director General for IR	25 liter “ ” Ulitsa Krasnogo Kursanta, St Petersburg, Russia, 197110	Pharmacology	Russian

Bezhanov Sergey Kimovich, Member of the Board of Directors	General Director (CEO) at LLC “BioGenius”	Presnenskaya naberezhnaya 12 Floor 36, Federation Tower West Moscow, Russia, 123100	Pharmacology	Russian

Kruglyakov Petr Vladimirovich	General Director (CEO) at Pharmsynthez	25 liter “ ” Ulitsa Krasnogo Kursanta, St Petersburg, Russia, 197110	Pharmacology	Russian

Set forth below are the names, positions with SynBio, business addresses and principal occupations of the directors and executive officers of SynBio.

Name	Principal Occupation or Employment	Business Address	Nature of Business	Citizenship
Knyazev Roman Sergeevich, Chairman of the Board of Directors	Investment Director at LLC “Managing Company “Rusnano”	10A Prospekt 60- letiya Oktyabrya, Moscow, Russia, 117036	Nanotechnology	Russian

Shpichko Olga Yurevna, Member of the Board of Directors	Managing Investment Director at LLC “Managing Company “Rusnano”	10A Prospekt 60- letiya Oktyabrya, Moscow, Russia, 117036	Nanotechnology	Russian

Genkin Dmitriy Dmitrievich, Member of the Board of Directors	Chairman of the Board of Directors at Pharmsynthez	25 liter “ ” Ulitsa Krasnogo Kursanta, St Petersburg, Russia, 197110	Pharmacology	Russian

Isaev Artur Aleksandrovich, Member of the Board of Directors	General Director of Human Stem Cells Institute PJSC, Russia’s public biotech company	129110, Moscow, 18/1, Olympiysky prospekt	Biotechnology	Russian

Prihodko Aleksandr Viktorovich, Member of the Board of Directors	Chairman of the Board of Directors at Human Stem Cells Institute PJSC	129110, Moscow, 18/1, Olympiysky prospekt	Biotechnology	Russian

Podkolzina Nina Vladimirovna, Member of the Board of Directors	Investment Director at LLC “Managing Company “Rusnano”	10A Prospekt 60- letiya Oktyabrya, Moscow, Russia, 117036	Nanotechnology	Russian

Avtushenko Sergey Sergeevich, Member of the Board of Directors	General Director (CEO) at SynBio	55/1 Stroenie 2 Leninskiy Prospekt, Moscow, Russia, 119333	Pharmocology	Russian